PRESS RELEASE



FOR IMMEDIATE RELEASE
Contact:  John Stigall

Phone:   (859) 236-4181
Fax:     (859) 236-4363


                  CKF BANCORP, INC. ANNOUNCES EARNINGS FOR THE

                      THREE MONTHS ENDED DECEMBER 31, 2003



     Danville, Kentucky, January 13, 2004 - CKF Bancorp, Inc. (CKFB), parent company of Central Kentucky Federal Savings Bank, reported consolidated net earnings of $403,774 for the three months ended December 31, 2003 compared to $327,754 for the three months ended December 31, 2002. Basic earnings per share were $.30 and diluted earnings per share were $.29 for the three months ended December 31, 2003 compared to $.25 basic earnings per share and $.25 diluted earnings per share for the three months ended December 31, 2002.

     Consolidated net income for the twelve months ending December 31, 2003 was $1,480,486 compared to $1,328,174 for the twelve months ended December 31, 2002. Basic earnings per share were $1.10 and diluted earnings per share were $1.08 for the twelve months ended December 31, 2003 compared to $1.01 basic earnings per share and $1.00 diluted earnings per share for the twelve months ended December 31, 2002.

     Earnings per share reported are reflective of the Company's two-for-one stock split in the form of a 100% stock dividend, which was payable on December 11, 2003.

     Total assets at December 31, 2003 were $145.0 million compared to $142.4 million at December 31, 2002. Deposits were $121.7 million at December 31, 2003 compared to $120.3 million at December 31, 2002. Stockholders' equity was $15.1 million at December 31, 2003 and $13.9 million at December 31, 2002.

     Central Kentucky Federal Savings Bank's main office is located at 340 W. Main Street, Danville, Kentucky. The Bank also operates two full service branch offices, located in Danville and Lancaster, Kentucky and a loan production office in Nicholasville, Kentucky.

                                CKF BANCORP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                           December 31,  December 31,
     ASSETS                                    2003          2002
                                           ------------- -------------

Cash and cash equivalents                    $3,792,790   $13,717,142
Investment securities                        10,263,830     3,562,498
Federal Home Loan Bank stock                  1,732,900     1,665,500
Loans receivable                            125,774,932   119,687,711
Allowance for Loan Losses                      (615,089)     (570,701)
Other assets                                  4,034,605     4,293,662
                                           ------------  ------------
  Total assets                             $144,983,968  $142,355,812
                                           ============  ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                   $121,689,009  $120,253,479
Advances from the Federal Home Loan Bank      6,899,835     6,680,403
Other liabilities                             1,327,345     1,508,296
                                           ------------  ------------
  Total liabilities                         129,916,189   128,442,178
Shareholders' equity                         15,067,779    13,913,634
                                           ------------  ------------
  Total liabilities and shareholders'
   equity                                  $144,983,968  $142,355,812
                                           ============  ============


            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                         Twelve months ended     Three months ended
                            December 31,            December 31,
                          2003        2002        2003        2002
                       ----------- ----------- ----------- -----------

Total interest income  $8,143,289  $9,182,803  $2,037,086  $2,181,667

Total interest expense  3,842,691   5,116,902     869,566   1,180,604
                       ----------  ----------  ----------  ----------
  Net interest income   4,300,598   4,065,901   1,167,520   1,001,063
Provision for losses on
 loans                     90,000     120,000      15,000      30,000
                       ----------  ----------  ----------  ----------

  Net interest income
   after provision for
   losses on loans      4,210,598   3,945,901   1,152,520     971,063

Other income              199,506     200,464      49,691      50,723

General, administrative
 and other expense      2,220,049   2,133,980     595,964     525,189
                       ----------  ----------  ----------  ----------

  Earnings before
   income taxes         2,190,055   2,012,385     606,247     496,597

Federal income taxes      709,569     684,211     202,473     168,843
                       ----------  ----------  ----------  ----------

  NET EARNINGS         $1,480,486  $1,328,174    $403,774    $327,754
                       ==========  ==========  ==========  ==========


  EARNINGS PER SHARE

    Basic                   $1.10       $1.01       $0.30       $0.25
                       ==========  ==========  ==========  ==========

    Diluted                 $1.08       $1.00       $0.29       $0.25
                       ==========  ==========  ==========  ==========


  WEIGHTED-AVERAGE SHARES OUTSTANDING

    Basic               1,350,594   1,315,076   1,362,552   1,325,266
                       ==========  ==========  ==========  ==========

    Diluted             1,374,747   1,332,780   1,393,674   1,343,133
                       ==========  ==========  ==========  ==========


Contact:
     CKF Bancorp, Inc., Danville
     John Stigall, 859-236-4181
     Fax: 859-236-4363